UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021 (December 21, 2021)

HIGHLAND INCOME FUND

(Exact Name of Registrant as Specified in Charter)

MASSACHUSETTS	811-23268	45-6245636
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Crescent Court

Suite 700

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

(866) 351-4440

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Shares	HFRO	New York Stock Exchange
5.375% Series A Cumulative Preferred Shares	HFRO Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On December 21, 2021, the Board of Trustees (the “Board”) of Highland Income Fund (the “Fund”) adopted an amendment (the “DOT Amendment”) to the Fund’s Third Amended and Restated Agreement and Declaration of Trust, dated July 26, 2019, and amended and restated in its entirety the bylaws of the Fund (the “Amended and Restated Bylaws”). The DOT Amendment and the Amended and Restated Bylaws were deemed effective December 21, 2021. Copies of the DOT Amendment and the Amended and Restated Bylaws are included as Exhibit 3.1 and Exhibit 3.2 to this report and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
3.1	Third Amendment to the Third Amended and Restated Agreement and Declaration of Trust of Highland Income Fund, effective as of December 21, 2021

3.2	Third Amended and Restated Bylaws of Highland Income Fund, effective as of December 21, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIGHLAND INCOME FUND

By:	/s/ Stephanie Vitiello
Name:	Stephanie Vitiello
Title:	Secretary

DATE: December 30, 2021

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